EXHIBIT 23



                          CONSENT OF INDEPENDENT ACCOUNTANTS

             We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-53811) and Form S-8 (Post-Effective Amendment No. 4 to No. 2-64708, No. 2-67834, No. 2-98258 and No. 33-35229)
          of Ingersoll-Rand Company of our report dated March 6, 1995 relating to the consolidated financial statements of Clark Equipment Company, which appears in the Current Report on Form 8-K of Ingersoll-Rand Company dated June 5, 1995.



          Price Waterhouse LLP
          South Bend, Indiana
          June 5, 1995



































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